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                                                                    EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated August 20, 2001, on the financial statements of Secure Time, Inc. as of April 25, 2001 and for the period from March 14, 2001 (date of inception) to April 25, 2001.

                                       J.H. COHN LLP


Roseland, New Jersey
September 17, 2001